CONNING MONEY MARKET PORTFOLIO                Schedule of Portfolio Investments
                                                       May 31, 1999 (Unaudited)

 Commercial Paper (94.0%)

                                                           Principal Amortized
                                                            Amount     Cost
                                                           --------- ---------

 Asset Backed (4.9%)
 MPF Limited, 4.85%*, 7/14/99............................. $250,000  $ 248,552
                                                                     ---------
 Banking - Foreign (18.2%)
 Banca Credit Financial Corp., 4.84%*, 6/30/99............  170,000    169,337
 Bavaria Global Corp., 4.85%*, 6/21/99....................  250,000    249,326
 Kitty Hawk Funding Corp., 4.81%*, 6/14/99................  250,000    249,567
 Moat Funding LLC, 4.90%*, 6/23/99........................  250,000    249,251
                                                                     ---------
                                                                       917,481
                                                                     ---------
 Business Credit Institution (9.9%)
 Allomon Funding, 4.83%*, 7/12/99.........................  250,000    248,625
 Fairway Finance Corp., 4.83%*, 7/15/99...................  250,000    248,524
                                                                     ---------
                                                                       497,149
                                                                     ---------
 Financial Services (23.9%)
 Duff & Phelps Utilities Income, Inc., 4.90%*, 8/2/99.....  215,000    213,186
 Hitachi Credit America, 4.90%*, 7/28/99..................  250,000    248,060
 Thunder Bay Funding Corp., 4.85%*, 6/11/99...............  250,000    249,663
 Triple A-1 Funding Corp., 4.83%*, 6/11/99................  250,000    249,666
 Windmill Funding Corp., 4.81%*, 6/11/99..................  250,000    249,666
                                                                     ---------
                                                                     1,210,241
                                                                     ---------
 Miscellaneous Business Credit (14.8%)
 Eaglefunding Capital Corp., 4.97%*, 8/9/99...............  250,000    247,676
 Lexington Parker Capital, 5.02%*, 6/18/99................  250,000    249,431
 Thames Asset Global, 4.89%*, 8/11/99.....................  250,000    247,589
                                                                     ---------
                                                                       744,696
                                                                     ---------
 Mortgage Bank (5.0%)
 Cooper River Funding, 4.86%*, 6/4/99.....................  250,000    249,899
                                                                     ---------

 Oil & Exploration, Production & Services (4.9%)
 Explorer Pipeline Co., 4.98%*, 6/25/99.................. $250,000  $  249,211
                                                                    ----------
 Personal Credit Institution (9.9%)
 Check Point Charlie, 4.84%*, 7/15/99....................  250,000     248,521
 World Omni Vehicles Leasing, Inc., 4.83%*, 6/4/99.......  250,000     249,899
                                                                    ----------
                                                                       498,420
                                                                    ----------
 Utilities (2.5%)
 South Carolina Electric & Gas Co., 4.83%*, 6/28/99......  125,000     124,547
                                                                    ----------
 TOTAL COMMERCIAL PAPER                                              4,740,196
                                                                    ----------
 Extendible Commercial Notes (4.9%)

 Toys (4.9%)
 Hasbro, Inc., 5.22%*, 7/27/99...........................  250,000     248,056
                                                                    ----------
 TOTAL EXTENDIBLE COMMERCIAL NOTES                                     248,056
                                                                    ----------
 U.S. Government Agencies (1.5%)

 Federal Home Loan Mortgage Corp. (1.5%)
 4.76%*, 7/15/99.........................................   40,000      39,768
 4.70%*, 7/16/99.........................................   35,000      34,794
                                                                    ----------
 TOTAL U.S. GOVERNMENT AGENCIES                                         74,562
                                                                    ----------
 TOTAL INVESTMENTS
  (Cost $5,062,814)(a) 100.4%......................................  5,062,814
 Liabilities in excess of other assets (0.4)%......................    (22,218)
                                                                    ----------
 TOTAL NET ASSETS 100.0%........................................... $5,040,596
                                                                    ==========
------
* Variable rate investment. The rate presented on the Schedule of Portfolio Investments is the rate in effect at May 31, 1999. The date presented reflects the next rate change date.
(a) Cost for federal income tax and financial reporting purposes are the same.

                       See notes to financial statements

CONNING MONEY MARKET PORTFOLIO

Statement of Assets and Liabilities

                                                        May 31, 1999 (Unaudited)
Assets:
Investments, at value (cost $5,062,814)...................         $5,062,814
Cash......................................................              3,726
                                                                   ----------
 Total Assets.............................................          5,066,540
Liabilities:
Dividends payable......................................... $17,215
Accrued expenses and other payables:
 Investment advisory fees.................................     214
 Administration fees......................................      35
 Custodian fees...........................................      86
 Other liabilities........................................   8,394
                                                           -------
 Total Liabilities........................................             25,944
                                                                   ----------
Net Assets:
Capital...................................................          5,040,608
Accumulated net realized losses from investment
 transactions.............................................                (12)
                                                                   ----------
Net Assets................................................         $5,040,596
                                                                   ==========
 Net Assets...............................................         $5,040,596
 Shares...................................................          5,040,609
 Offering and redemption price per share..................              $1.00
                                                                        =====
Statement of Operations

                               For the period ended May 31, 1999 (a) (Unaudited)

Investment Income:
Interest income...........................................            $71,695
                                                                      -------
 Total Income.............................................             71,695
Expenses:
Investment advisory fees..................................  $5,777
Administration fees.......................................   2,889
Shareholder services fees.................................  10,833
Accounting fees...........................................     276
Custodian fees............................................     324
Transfer agent fees.......................................   2,850
Audit fees................................................   2,244
Legal fees................................................   4,115
State registration fees...................................   1,769
Other.....................................................     859
                                                            ------
 Total expenses before voluntary fee reductions...........             31,936
 Expenses voluntarily reduced.............................            (18,055)
                                                                      -------
 Net Expenses.............................................             13,881
                                                                      -------
 Net investment income....................................             57,814
                                                                      -------
Realized Losses from Investments:
 Net realized losses from investment transactions.........                (12)
                                                                      -------
 Change in net assets resulting from operations...........            $57,802
                                                                      =======

------
(a) For the period from February 16, 1999 (commencement of operations) through May 31, 1999.

                       See notes to financial statements

CONNING MONEY MARKET PORTFOLIO

 Statement of Changes in Net Assets

                                                               February 16, 1999
                                                                      to
                                                               May 31, 1999 (a)
                                                                  (Unaudited)
                                                               -----------------
From Investment Activities:
Operations:
 Net investment income........................................    $   57,814
 Net realized losses from investment transactions.............           (12)
                                                                  ----------
Change in net assets resulting from operations................        57,802
                                                                  ----------
Distributions to Shareholders:
 From net investment income...................................       (57,814)
                                                                  ----------
Change in net assets from shareholder distributions...........       (57,814)
                                                                  ----------
Change in net assets from capital transactions................     5,040,608
                                                                  ----------
Change in net assets..........................................     5,040,596
Net Assets:
 Beginning of period..........................................            --
                                                                  ----------
 End of period................................................    $5,040,596
                                                                  ==========

------
(a) Period from commencement of operations.


                       See notes to financial statements

CONNING MONEY MARKET PORTFOLIO

 Financial Highlights

                                                               February 16, 1999
                                                                      to
                                                                May 31, 1999(a)
                                                                  (Unaudited)
                                                               -----------------
Net Asset Value, Beginning of Period..........................      $ 1.00
                                                                    ------
Investment Activities
 Net investment income........................................       0.012
 Net realized losses from investment transactions.............          -- (b)
                                                                    ------
 Total from Investment Activities.............................       0.012
                                                                    ------
Distributions
 Net investment income........................................      (0.012)
                                                                    ------
 Total Distributions..........................................      (0.012)
                                                                    ------
Net Asset Value, End of Period................................      $ 1.00
                                                                    ======
Total Return..................................................        1.16 %(c)
Ratios/Supplementary Data:
Net Assets at end of period (000).............................      $5,041
Ratio of expenses to average net assets.......................        0.96 %(d)
Ratio of net investment income to average net assets..........        4.00 %(d)
Ratio of expenses to average net assets*......................        2.21 %(d)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated. (a) Period from commencement of operations. (b) Net realized loss per share was less than $0.005. (c) Not annualized. (d) Annualized.

CONNING MONEY MARKET PORTFOLIO

                         Notes to Financial Statements
                                 May 31, 1999
                                  (Unaudited)

1.Organization

  The Conning Money Market Portfolio (the "Portfolio"), is a Portfolio of the Mercantile Mutual Funds, Inc. (formerly known as The ARCH Fund, Inc.)(the "Fund"), is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Fund was organized on September 9, 1982 as a Maryland corporation and as of May 31, 1999, the Fund offered nineteen investment portfolios. The accompanying financial statements and financial highlights are those of the Portfolio only.

  The Portfolio's investment objective is to seek current income with liquidity and stability of principal. In pursuing its investment objective, the Portfolio invests substantially all of its assets in a broad range of money market instruments.

2.Significant Accounting Policies

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from these estimates.

  Securities valuation:

  The securities of the Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost initially and, thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the effect of fluctuating interest rates on the market value of the instrument.

  Repurchase agreements:

  The Portfolio may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, the Portfolio takes possession of collateral subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed upon price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. The value of the collateral exceeds at all times the total amount of the repurchase obligation, including accrued interest. In the event of counterparty default, the Portfolio has the right to use the collateral to offset losses incurred. There is potential for loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period while the Portfolio seeks to assert its rights. The Portfolio's investment adviser (or sub-investment adviser), acting under the supervision of the Board of Directors, reviews the value of the collateral and the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements to evaluate potential risks.

  Securities transactions and investment income:

  Securities transactions are recorded on the trade date. Realized gains and losses on investments sold are recorded on the identified cost basis. Interest income, including accretion of discount and amortization of premium on investments (where applicable), is accrued on a daily basis. Dividend income is recorded on the ex-dividend date.

                                   Continued

CONNING MONEY MARKET PORTFOLIO

                                 May 31, 1999
                                  (Unaudited)


  Securities lending:

  To increase return, the Portfolio may, from time to time, lend portfolio securities to broker-dealers, banks or institutional borrowers of securities pursuant to agreements requiring that the loans be continuously secured by collateral equal in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, or its agencies or instrumentalities, irrevocable letters of credit, or any combination thereof. The collateral must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Portfolio. By lending its securities, the Portfolio can increase its income by continuing to receive interest or dividends on the loaned securities as well as either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when non-cash collateral, such as U.S. Government securities, are held by the Portfolio. Loans are subject to termination by the Portfolio or the borrower at any time. The risks to the Portfolio of lending securities are that the borrower may fail to provide additional collateral when required, or fail to return the borrowed securities when due. In addition, if cash collateral invested by the Portfolio is less than the amount required to be returned to the borrower as a result of a decrease in the value of the cash collateral investments, the Portfolio must compensate the borrower for the deficiency.

  Dividends and distributions to shareholders:

  The Portfolio declares dividends daily from net investment income and pays such dividends monthly, no later than five business days after the end of each month. Net realized capital gains are distributed at least annually. Additional distributions of net investment income and capital gains may be made at the discretion of the Board of Directors in order to comply with certain distribution requirements of the Internal Revenue Code.

  Distributions from net investment income and from net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassification. Distributions to shareholders which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income or net realized gains. To the extent they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of capital.

  Federal income taxes:

  The Portfolio intends to qualify as a regulated investment company by complying with the provisions available to registered investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

  Other:

  Operating expenses of the Fund not directly attributable to the Portfolio are prorated among the portfolios of the Fund based on the relative net assets of each portfolio or another appropriate basis. Operating expenses directly attributable to the Portfolio are charged directly to the Portfolio's operations.

                                   Continued

CONNING MONEY MARKET PORTFOLIO

                                 May 31, 1999
                                  (Unaudited)


3.Capital Share Transactions

  As of May 31, 1999, the Fund's Articles of Incorporation authorize the Board of Directors, in its discretion, to issue up to twenty billion full and fractional shares of capital stock, $.001 par value per share, and to classify or reclassify any unissued shares of the Fund into one or more additional classes. The Fund's shares are currently classified into twenty classes of shares consisting of one or more series, including Class T shares, which represent interest in the Conning Money Market Portfolio.

  Transactions in shares of the Portfolio were as follows:

                                                                    For the
                                                                  period ended
                                                                May 31, 1999 (a)
                                                                  (Unaudited)
                                                                ----------------
   CAPITAL TRANSACTIONS:
    Proceeds from shares issued................................    $5,000,009
    Dividends reinvested.......................................        40,599
                                                                   ----------
   Total net increase from capital transactions................    $5,040,608
                                                                   ==========
   SHARE TRANSACTIONS:
    Issued.....................................................     5,000,009
    Reinvested.................................................        40,599
                                                                   ----------
   Total net increase from share transactions..................     5,040,608
                                                                   ==========

  ------

  (a) For the period from February 16, 1999 (commencement of operations) through May 31, 1999.

4.Related Party Transactions

  Investment advisory services are provided to the Fund by Mississippi Valley Advisors Inc. ("MVA"), a wholly-owned subsidiary of Mercantile Bank National Association ("Mercantile"), which in turn is a wholly-owned subsidiary of Mercantile Bancorporation Inc. Under the terms of its investment advisory agreement with the Fund, MVA is entitled to receive fees from the Portfolio at an annual rate of 0.40% of the average daily net assets of the Portfolio. Conning Asset Management Company ("Conning"), an indirect subsidiary of GenAmerica Corporation, serves as sub-adviser to the Portfolio. Under the terms of its sub-advisory agreement with MVA, Conning is entitled to receive fees from MVA based on a percentage of the average daily net assets of the Portfolio. Mercantile serves as custodian for the Fund. Under the terms of the custodian agreement, Mercantile receives fees computed on the average daily net assets of the Portfolio at an annual rate of 0.02%.

  BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services is an Ohio limited partnership. BISYS Fund Services Ohio, Inc. ("BISYS Ohio") is a subsidiary of The BISYS Group, Inc. BISYS Ohio, with whom certain officers of the Fund are affiliated, serves the Portfolio as administrator. Such officers are paid no fees directly by the Portfolio for serving as officers of the Fund. Under the terms of the administration agreement, BISYS Ohio receives fees computed at an annual rate of 0.20% of the average daily net assets of the Portfolio. BISYS Ohio also serves as transfer agent to the Portfolio.

  The Fund has adopted a Shareholder Services Plan (the "Plan") with respect to the Portfolio. Pursuant to the Plan, the Portfolio may pay (i) broker-dealers and other institutions ("Service Organizations") for

                                   Continued

CONNING MONEY MARKET PORTFOLIO

                                 May 31, 1999
                                  (Unaudited)

  shareholder liaison services and (ii) Service Organizations for administrative support services. The fees paid for shareholder liaison services and/or administrative support services may not exceed the annual rates of 0.25% and 0.50%, respectively, of the Portfolio's average daily net assets attributable to the Portfolio's outstanding shares which are owned of record or beneficially by customers of Service Organizations. The Fund is currently limiting the Portfolio's payments under the Plan to an aggregate of not more than an annual rate of 0.67% of the average daily assets attributable to the Portfolio's outstanding shares owned of record or beneficially by customers of Service Organizations.

  Fees may be voluntarily reduced to assist the Portfolio in maintaining a competitive expense ratio. Information regarding fee reduction transactions is as follows for the period ended May 31, 1999:

                                                                  Shareholder
                              Investment Advisory  Administration  Servicing
                                     Fees               Fees         Fees
                             --------------------- -------------- -----------
                               Annual
                             fee before
                             voluntary  Voluntary    Voluntary     Voluntary
                                fee        Fee          fee           fee
                             reductions Reductions   reductions   reductions
                             ---------- ---------- -------------- -----------
   Conning Money Market
    Portfolio...............    0.40%     $5,055       $2,167       $10,833

                                   Continued

INVESTMENT ADVISER
Mississippi Valley Advisors Inc.
One Mercantile Center
Seventh & Washington Streets
St. Louis, Missouri 63101

SUB-INVESTMENT ADVISER
Conning Asset Management Co.
700 Market Street
St. Louis, Missouri 63101

DISTRIBUTOR
BISYS Fund Services
3435 Stelzer Road
Columbus, Ohio 43219-3035

AUDITORS
KPMG LLP
Two Nationwide Plaza
Columbus, Ohio 43215

LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103-6996

TRANSFER AGENT
BISYS Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-3035

This report is submitted for the general information of the shareholders of the Conning Money Market Portfolio. It is not authorized for distribution to pro-spective investors unless accompanied or preceded by a current prospectus for the Portfolio, which contains information concerning the Portfolio's investment policies and expenses as well as other pertinent information. An investment in the Portfolio is NOT INSURED BY THE FDIC or any other governmental agency, is not a deposit or obligation of, or endorsed or guaranteed by, any bank, the distributor or any of their affiliates. Although the Portfolio seeks to pre-serve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

7/99


                         CONNING MONEY MARKET PORTFOLIO


[LOGO APPEARS HERE]


                               SEMI-ANNUAL REPORT

                                  May 31, 1999